                                  EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

         AGREEMENT, made and entered into as of the 1st day of August, 2000, by and between Blyth, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Robert B. Goergen (the "Executive") .

                              W I T N E S S E T H :
                              - - - - - - - - - - -

         WHEREAS, the Company desires to continue to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement"), and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

1.            DEFINITIONS.

(a) "Affiliate" of a person or other entity shall mean a person or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, the person, or other entity, specified.

(b) "Base Salary" shall mean an annualized salary of not less than (a) $600,000 during the first three years of the Employment Period and
(b) thereafter, one-half of the annualized Base Salary as in effect on the last day of the Initial Term, in each case as adjusted as contemplated by
Section 4 below. For periods prior to the Employment Period, the term "Base Salary" shall mean the annualized compensation that was paid to the Executive during such period, exclusive of any annual incentive or bonus awards."

(c)               "Board" shall mean the Board of Directors of the Company.

(d)               "Cause" shall mean:

                  (i) the Executive is convicted of a felony involving moral turpitude; or

                  (ii) the Executive is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that such act or nonact was in the best interests of the Company.

(e) "Constructive Termination Without Cause" shall mean termination by the Executive of his employment at his initiative following the occurrence of any of the following events without his consent:

                  (i) a reduction in the Executive's then current Base Salary, or target bonus opportunity as a percentage of Base Salary, or the termination or material reduction of any perquisite described in Sections 7 or 8 or any other employee benefit or perquisite enjoyed by him (other than, in the case of such other employee benefits or perquisites, as part of an across-the-board reduction of such other employee benefits or perquisites applicable to all executive officers of the Company);

                  (ii) the failure to elect or reelect the Executive to any of the positions described in Section 3 (including membership on the Board) or the removal of him from any such position;

                  (iii) (A) during the Initial Term, a material diminution in the Executive's duties, responsibilities or authority or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Chairman and Chief Executive Officer of the Company, and (B) during the last three years of the Term of Employment, the assignment to the Executive of duties that are materially inconsistent with those that could reasonably be expected to be assigned to, and performed by, a part-time senior executive of a major corporation;

                  (iv) the relocation of the Company's principal office, or the Executive's own office location, as assigned to him by the Company, to a location outside the State of Connecticut or more than 50 miles from Greenwich, Connecticut; or

                  (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor (whether direct or indirect, by purchase, merger, consolidation, sale or similar transaction) to all or substantially all of the business and/or assets of the Company within 15 calendar days after the closing of any such event.

Following written notice given as set forth in Section 21, below, from the Executive of one of the events described above, the Company shall have 15 calendar days in which to cure. If the Company fails to cure, the Executive's Constructive Termination Without Cause shall become effective on the 16th calendar day following the written notice. The Executive's good faith determination that there has been a Constructive Termination Without Cause shall be conclusive unless the Company bears the burden of proving that the Executive was acting in bad faith or unreasonably.

(f) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement, as determined by a medical doctor selected by the Company and the Executive, for a period of six months or longer. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor, and the two doctors shall select a third who shall be deemed to be the medical doctor selected by the Company and the Executive for purposes hereof.

(g) "Effective Date" shall mean the date as of which this Agreement was entered into.

(h) "Employment Period" shall have the meaning ascribed thereto in Section 2 below.

(i) "Fair Market Value" shall mean the average daily value of a share of Stock as traded on the stock market on which the Company's Common Stock is principally traded (which is currently the New York Stock Exchange) during the applicable period, based on the mean of the high and low reported sales prices on each day during such period.

(j) "Initial Term" shall mean that portion of the first three years of the Employment Period during which the Executive continues to be employed hereunder.

(k) "Registration Rights Agreement" shall mean the Registration Rights Agreement between the Company and the Executive in the form of Exhibit A hereto.

(l) "Stock" shall mean the common stock, par value $0.02 per share, of the Company.

(m) "Term of Employment" shall mean that portion of the Employment Period during which the Executive continues to be employed hereunder, including as the non-executive Chairman of the Board.

2.            EMPLOYMENT PERIOD.

         The Employment Period shall begin on the Effective Date, and shall continue until the last day prior to sixth anniversary of the Effective Date. Notwithstanding the foregoing, the Executive's employment hereunder may be terminated by either Party prior to the end of the Employment Period, subject to the provisions of Section 9.

3.            POSITION, DUTIES AND RESPONSIBILITIES.

(a) Commencing on the Effective Date and continuing for the first three years of the Employment Period, the Executive shall be employed as the Chairman of the Board, President and Chief Executive Officer of the Company and be responsible for the general management of the affairs of the Company. During the remainder of the Employment Period, the Executive shall be employed as the non-executive Chairman of the Board of the Company and shall have such duties and responsibilities for the management of the Company as shall be assigned to him from time to time by the Board of Directors of the Company; provided that such duties and responsibilities shall not be inconsistent with those that could reasonably be expected to be performed by a part-time senior executive of a major corporation. The Executive has heretofore been elected as a member of the Board of Directors of the Company. The Executive, in carrying out his duties under this Agreement, shall report to the Board. During the Initial Term, the Executive shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests. During the remainder of the Term of Employment, the Executive shall devote one-half of his business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests.

(b) Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case (which approval has been given as to the boards on which the Executive is currently serving as a director), which approval shall not be unreasonably withheld,
(ii) serving, to the extent consistent with past practice, on the boards of a reasonable number of educational and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(b) do not materially interfere with the proper performance of his duties and responsibilities under Section 3(a).

4.            BASE SALARY.

              During the Term of Employment, the Executive shall be paid the Base Salary, which shall be payable in accordance with the regular payroll practices of the Company. The Base Salary shall be reviewed annually for increase in the discretion of the Board.

5.            ANNUAL INCENTIVE AWARD.

              During the Term of Employment, the Executive shall participate in the Blyth, Inc. Annual Incentive Compensation Plan or any successor annual incentive award plan of the Company. Under such plan, the Executive shall have a target bonus opportunity each year equal to at least 100% of his then Base Salary, payable in that amount if the performance goals established for the relevant year are met. If such performance goals are not met, the Executive shall receive a lesser amount (or nothing) as determined in accordance with applicable plan guidelines. If such performance goals, are exceeded, the Executive may receive a greater amount as determined in accordance with applicable plan guidelines. The Executive shall be paid his annual incentive awards no later than other senior executives of the Company are paid their annual incentive awards.

6.            SUPPLEMENTAL PENSION.

(a) Subject to vesting, as hereinafter provided, the Executive shall be entitled to receive, during his lifetime, a supplemental pension benefit, commencing on the sixth anniversary of the Effective Date, equal to 50% of his Final Average Compensation, but not in excess of $500,000 per annum. To provide for the payment of such annuity, the Company agrees to establish a so-called "rabbi trust" in customary form for the benefit of the Executive and to contribute to such trust, promptly after the date hereof, either a single life annuity insurance policy that insures the payment of such annuity, as aforesaid, or monies sufficient to enable the trustee of such trust to purchase such a policy. For purposes of this Section 6, Final Average Compensation shall mean the sum of the Base Salary and annual incentive award payments paid in respect of the three calendar years of the Executive's employment by the Company, out of the five calendar years of such employment ending on the last day of the Initial Term (or, if earlier, the last day of the Term of Employment), during which he received the highest level of such payments, divided by three.

(b) Except as provided in Section 9 hereof, the Executive's entitlement to such supplemental pension benefit shall vest on a daily pro rata basis over a six year period commencing as of the Effective Date, with the entitlement fully vested on the last day prior to the sixth anniversary of the Effective Date; consequently, by way of illustration, if the Executive voluntarily terminates his employment thirty-six months from the Effective Date, other than due to Disability or the occurrence of a Constructive Termination Without Cause, the Executive will only be entitled to a supplemental pension benefit in the form of a single life annuity commencing on the sixth anniversary of the Effective Date equal to 25% of his Final Average Compensation, but not in excess of $250,000 per annum.

7.            EMPLOYEE BENEFIT PROGRAMS.

              During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

8.            Reimbursement of Business and Other Expenses; Perquisites;
              Vacations.

(a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable financial consultant and legal fees and expenses incurred by the Executive in connection with the negotiation of the Executive's employment arrangements with the Company.

(b) During the Term of Employment, the Company will (i) provide a car and driver for the Executive's use, consistent with past practice, in fulfilling his responsibilities as Chief Executive Officer or as the non-executive Chairman of the Board and as a member of various boards of directors/trustees of corporations and educational and charitable organizations, (ii) make available, without charge, a portion of the Company's executive office space (or the equivalent), consistent with past practice, for use by The Goergen Foundation, The Ropart Group Limited and their Affiliates and (iii) permit the Executive to use the Company's aircraft (subject to the obligation to reimburse the Company for the value of the personal use thereof determined in accordance with Treasury Regulation 1.61-21(g)).

(c) During the Term of Employment, the Executive shall be entitled to four weeks paid vacation per year of employment, which shall accrue and otherwise be subject to the Company's vacation policy for senior executives.

9.            TERMINATION OF EMPLOYMENT.

(a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                  (i) continuation of Base Salary through the end of the Employment Period and for a period of 24 months thereafter; the Base Salary during the 24 months following the Employment Period shall be the Base Salary that was payable during the final year of the Employment Period;

                  (ii) annual incentive award for the year in which the Executive's death occurs, based on the original target award performance for such year, payable in a single installment promptly after his death;

                  (iii) continued participation by the Executive's spouse during her lifetime in the Company's medical and dental plans, or, in the event that the Executive's spouse is not eligible to participate in such plans or such plans are terminated after the termination of the Executive's employment, in plans (including plans maintained solely for the benefit of the Executive's spouse) that provide benefits that are equivalent to those provided under each of the

                  Company's medical and dental plans on the date the Executive's employment is terminated;

                  (iv)              the supplemental pension benefit provided in
                  Section 6 shall fully vest; and

                  (v) upon the death of both the Executive and his spouse, the Company shall, upon the demand of the Executive's or his spouse's estate or his or her beneficiaries, as the case may be, (A) buy back from such estate or such beneficiaries 7,500,000 shares of Stock (or such lesser amount as may be specified in such demand) within ninety days of such demand at the Fair Market Value thereof during the calendar quarter ending immediately prior to the date of such demand, or register the public offer and sale by such estate or such beneficiaries of 7,500,000 shares of Stock (or such lesser amount as may be specified in such demand) pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that the Company shall not have any obligation either to buy back shares of Stock or to register the public offer and sale thereof if such estate or such beneficiaries can then sell all shares of Stock owned by it or them in a public offering in an unlimited number without registration of such sale under the Securities Act of 1933, as amended.

(b) Termination Due to Disability. In the event that the Executive's employment is terminated due to his Disability, he shall be entitled to the following benefits:

                  (i) disability benefits in accordance with the long-term disability program then in effect for senior executives of the Company;

                  (ii) continuation of Base Salary (less disability benefit payments) through the end of the Employment Period and for a period of 24 months thereafter; the Base Salary during the 24 months following the Employment Period shall be the Base Salary that was payable during the final year of the Employment Period;

                  (iii) annual incentive award for the year in which the Executive's Disability occurs, based on the original target award performance for such year, payable in a single installment promptly after the Executive's employment is terminated;

                  (iv) continued participation by the Executive during his lifetime in all employee welfare benefit plans and programs that are generally made available to senior officers of the Company or its employees, or, in the event that the Executive is not eligible to participate in such plans or such plans are terminated after the date the Executive's employment is terminated, in plans (including plans maintained solely for the benefit of the Executive) that provide benefits that are equivalent to those provided under each of the Company's employee welfare benefit plans and programs on the date the Executive's employment is terminated;

                  (v) continued participation by the Executive's spouse during her lifetime in the Company's medical and dental plans, or, in the event that the Executive's spouse is not eligible to participate in such plans or such plans are terminated after the date the Executive's employment is terminated, in plans (including plans maintained solely for the benefit of the Executive's spouse) that provide benefits that are equivalent to those provided under each of the Company's medical and dental plans on the date the Executive's employment is terminated;

                  (vi)              continuation of the perquisites described in
                  Section 8(b) during the Executive's lifetime, except that the Executive's personal use of the Company's aircraft shall be limited to 50 hours of flight time per annum;

                  (vii)             the supplemental pension benefit provided in
                  Section 6 shall fully vest; and

                  (viii) upon the death of the Executive and his spouse, the Company shall, upon the demand of the Executive's or his spouse's estate or his or her beneficiaries, as the case may be, (A) buy back from such estate or such beneficiaries 7,500,000 shares of Stock (or such lesser amount as may be specified in such demand) within ninety days of such demand at the Fair Market Value thereof during the calendar quarter ending immediately prior to the date of such demand or register the public offer and sale by such estate or such beneficiaries of 7,500,000 shares of Stock (or such lesser amount as may be specified in such demand) pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that the Company shall not have any obligation either to buy back shares of Stock or to register the public offer and sale thereof if such estate or such beneficiaries can then sell all shares of Stock owned by it or them in a public offering in an unlimited number without registration of such sale under the Securities Act of 1933, as amended.

         In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 21 below.

(c)                        Termination by the Company for Cause.

                  (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have ten calendar days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 calendar days of such notice to the Executive, provided he requests such hearing within ten calendar days of the written notice from the Board of the intention to terminate him for Cause. If, within five calendar days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he may thereupon be terminated for Cause, provided that Cause has occurred.

                  (ii) In the event the Company terminates the Executive's employment for Cause:

                           (1)      the Executive shall be entitled to Base
                                Salary through the date of the termination;
                                and

                           (2)      any unvested supplemental pension benefit to
                                which the Executive would otherwise be
                                entitled under Section 6 shall be forfeited.

(d) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination Without Cause, the Executive shall be entitled to the following benefits:

                  (i) Continuation of Base Salary through the end of the Employment Period;

                  (ii) annual incentive award for the year in which the Executive's employment is terminated, based on the original target award performance for such year, payable in a single installment promptly after the Executive's employment is terminated;

                  (iii) continued participation by the Executive during his lifetime in all employee welfare benefit plans and programs that are generally made available to senior officers of the Company or its employees, or, in the event that the Executive is not eligible to participate in such plans or such plans are terminated after the date the Executive's employment is terminated, in plans (including plans maintained solely for the benefit of the Executive) that provide benefits that are equivalent to those provided under each of the Company's employee welfare benefit plans and programs on the date the Executive's employment is terminated;

                  (iv) continued participation by the Executive's spouse during her lifetime in the Company's medical and dental plans, or, in the event that the Executive's spouse is not eligible to participate in such plans or such plans are terminated after the date the Executive's employment is terminated, in plans (including plans maintained solely for the benefit of the Executive's spouse) that provide benefits that are equivalent to those provided under each of the Company's medical and dental plans on the date the Executive's employment is terminated;

                  (v)               continuation of the perquisites described in
                  Section 8(b) during the Executive's lifetime, except that the Executive's personal use of the Company's aircraft shall be limited to 50 hours of flight time per annum;

                  (vi) continued provision by the Company to the Executive during his lifetime of executive office space and secretarial support comparable to that made available to the Executive during the Term of Employment;

                  (vii) the Company shall, upon the demand of the Executive, buy back from the Executive 100,000 shares of the Company's Common Stock at the end of each of the next four calendar quarters following the end of the quarter in which his employment was terminated at the Fair Market Value of such Stock during such quarter;

                  (viii)            the supplemental pension benefit provided in
                  Section 6 shall fully vest; and

                  (ix) upon the death of the Executive and his spouse, the Company shall, upon the demand of the Executive's or his spouse's estate or his or her beneficiaries, as the case may be, (A) buy back from such estate or such beneficiaries 7,500,000 shares of Stock (or such lesser amount as may be specified in such demand) within ninety days of such demand at the Fair Market Value thereof during the calendar quarter ending immediately prior to the date of such demand or register the public offer and sale by such estate or such beneficiaries of 7,500,000 shares of Stock (or such lesser amount as may be specified in such demand) pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that the Company shall not have any obligation either to buy back shares of Stock or to register the public offer and sale thereof if such estate or such beneficiaries can then sell all shares of Stock owned by it or them in a public offering in an unlimited number without registration of such sale under the Securities Act of 1933, as amended.

(e)                        Voluntary Termination; Retirement.

                  (i) A termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination Without Cause or retirement following the end of the Term of Employment, shall have the same consequences as provided in Section 9(c)(ii) for a termination for Cause. A voluntary termination under this
                  Section 9(e) shall be effective 30 calendar days after prior written notice is received by the Company.

                  (ii) The Executive may retire at any time following the end of the Employment Period, in which event he will be entitled to the benefits described in Section 9(d)(iii)-(vi) and (ix), as well as that described in Section 9(d)(viii).

(f) Other Termination Benefits. In the case of any of the foregoing terminations, the Executive or his estate shall also be entitled to:

                  (i) the balance of any incentive awards due for performance periods which have been completed, but which have not yet been paid;

                  (ii)              any expense reimbursements due the
                  Executive; and,

                  (iii) other benefits, if any, in accordance with applicable plans and programs of the Company.

(g) No Mitigation; No Offset. In the event of any termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

(h)                        Nature of Payments. Any amounts due under this
Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

(i) Adjustments in the Event of Stock Splits, etc. The number of shares of Stock that are subject to Sections 9(a), (b) and (d) shall be subject to appropriate adjustment in the event that the outstanding shares of Common Stock of the Company are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.

(j)                        Anything to the contrary in Sections 9(a), (b) and
(d) notwithstanding, for a period not to exceed one hundred eighty (180) days from the date of a demand that the Company buy back shares of Stock, the Company shall not be obligated to buy back shares of Stock at any time when the Company, in its good faith judgment, reasonably believes that the buy back of such shares of Stock would materially and adversely affect (A) a pending or scheduled public offering or private placement of securities of the Company, (B) an acquisition, merger, consolidation or similar transaction by or of the Company, or (C) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions. Nothing contained in this Section 9(j) shall be deemed to limit the rights of the Company under the last paragraph of Section 1.4 of the Registration Rights Agreement, except that the 180 day period referred to therein shall be coterminous with the 180 day period referred to herein.

10.               CONFIDENTIALITY.


(a) The Executive agrees that he will not, at any time during the Term of Employment or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company, or any subsidiary or Affiliate of the Company, obtained during the course of his employment by the Company, hereunder or otherwise, that is not already known to the public (other than as a result of the Executive's violation of this Section 10(a), except as required in the course of such employment or with the written permission of the Company or, as applicable, any subsidiary or Affiliate of the Company or as may be required by law, provided that, if the Executive receives legal process with regard to disclosure of such information, he shall promptly notify the Company and cooperate with the Company in seeking a protective order.

(b) The Executive agrees that at the time of the termination of his employment with the Company, whether at the instance of the Executive or the Company, and regardless of the reasons therefor, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter containing information that is significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Executive's employment and except for his personal rolodex, phone book and similar items.

(c) The Executive agrees that the Company's remedies at law would be inadequate in the event of a breach or threatened breach of this
Section 10; accordingly, the Company shall be entitled, in addition to its rights at law, to an injunction and other equitable relief without the need to post a bond.

11.               NONCOMPETITION.

(a) Subject to the provisions of Section 11(b) below and notwithstanding any other provisions of this Agreement, any and all payments (except those made from Company sponsored tax-qualified pension or welfare plans), benefits or other entitlements to which the Executive or his spouse may be eligible in accordance with the terms hereof, may be forfeited, whether or not in pay status, at the discretion of the Company, if the Executive at any time without the consent of the Company establishes a relationship with a competitor which is in conflict with or adverse to the interests of the Company and its subsidiaries (a "Competitive Activity"). For purposes of this
Section 11, the term "establishes a relationship with a competitor" shall mean founding, organizing, establishing, becoming associated with, becoming employed by, rendering services to, consulting or acting as a consultant to, serving as a director for, being a partner in or owning a substantial interest in, as shareholder or otherwise, a business, entity or enterprise which designs, develops, manufactures, produces, offers for sale or sells a product or service which can be used as a substitute for, performs substantially the same function as, is a practical alternative for, or is generally intended to satisfy the same customer or client needs for, any product or service which is designed, developed, manufactured, produced, offered for sale or sold by the Company or its subsidiaries and which generates revenues equal to 5% of the consolidated gross revenues of the Company and its subsidiaries. The payments, benefits and other entitlements hereunder are being made in part in consideration of the obligations of this
Section 11 and in particular the post-employment payments, benefits and other entitlements are being made in consideration of, and dependent upon, compliance with this Section 11(a).

(b) Anything in Section 11(a) to the contrary notwithstanding, no forfeiture shall take place with respect to any payments, benefits or entitlements hereunder or under any other award agreement, plan or practice (i) if the Executive shall have been terminated without Cause or in the event there is a Constructive Termination Without Cause, or, in all other circumstances, (ii) unless the Company shall have first given the Executive written notice of its intent to so forfeit or cancel any such payments, benefits or entitlements, and Executive has not, within 30 calendar days of his receipt of such notice, ceased such unpermitted Competitive Activity.

(c) Nothing in this Section 11 shall prohibit Executive from being a passive owner of less than five percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

(d) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

12.               RESOLUTION OF DISPUTES.

                  Any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in Connecticut, in accordance with the rules and procedures of the American Arbitration

Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation, except that the Company shall bear all such costs if the Executive prevails in such mediation, arbitration or litigation on any material issue.

13.               ASSIGNABILITY; BINDING NATURE.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Subject to the provisions of Section 9(d) (relating to a Constructive Termination Without Cause), rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

14.               REPRESENTATION.

                  The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that the performance of his obligations under this Agreement will not violate any agreement between him and any other person, firm or organization.

15.               ENTIRE AGREEMENT.

                  This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

16.               AMENDMENT OR WAIVER.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

17.               SEVERABILITY.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

18.               SURVIVORSHIP.

                  Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

19.               REFERENCES.

                  In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

20.               GOVERNING LAW/JURISDICTION.

                  This Agreement shall be governed in accordance with the laws of Connecticut without reference to principles of conflict of laws.

21.               NOTICES.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:                          Blyth, Inc.
                                            100 Field Point Road
                                            Greenwich, CT 06830-6451

                                            Attention:        Vice President
                                                              Human Resources

If to the Executive:                        Mr. Robert B. Goergen
                                            c/o Blyth, Inc.
                                            100 Field Point Road
                                            Greenwich, CT 06830-6451

22.               HEADINGS.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

23.               COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

                                                    Blyth, Inc.


                                                    By: /s/ Jane Casey
                                                       ----------------------
                                                    Its: Vice President
                                                          Human Resources


                                                    /s/ Robert B. Goergen
                                                    -------------------------
                                                    Robert B. Goergen

                                  EXHIBIT 10.10


                                                                      EXHIBIT A
















                                   BLYTH, INC.

                          REGISTRATION RIGHTS AGREEMENT

                                 AUGUST 1, 2000

----------------------------------------

                                 TABLE OF CONTENTS

SECTION 1.......................................................................1

REGISTRATION RIGHTS.............................................................1
         1.1      CERTAIN DEFINITIONS...........................................1
         1.2      REGISTRATION..................................................2
         1.3      EXPENSES OF REGISTRATION......................................2
         1.4      REGISTRATION PROCEDURES.......................................2
         1.5      INDEMNIFICATION...............................................3

SECTION 2.......................................................................5

MISCELLANEOUS...................................................................5
         2.1      GOVERNING LAW.................................................5
         2.2      SUCCESSORS AND ASSIGNS; ASSIGNMENT OF RIGHTS..................5
         2.3      ENTIRE AGREEMENT; AMENDMENT; WAIVER...........................5
         2.4      NOTICES, ETC..................................................5
         2.5      DELAYS OR OMISSIONS...........................................6
         2.6      RIGHTS; SEPARABILITY..........................................6
         2.7      TITLES AND SUBTITLES..........................................6
         2.8      COUNTERPARTS..................................................6
         2.9      REMEDIES......................................................6



                                    BLYTH, INC.

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of August 1, 2000, by and between Blyth, Inc., a Delaware corporation (the "Company"), and Robert B. Georgen (the "Holder").

         WHEREAS, the Company and the Holder entered into an Employment Agreement, dated as of August 1, 2000 (the "Employment Agreement");

         WHEREAS, pursuant to Section 9 of the Employment Agreement, following the later of the death of the Holder and the death of his spouse, the Company is obligated, upon the demand of the Holder's or his spouse's estate or his or her beneficiaries, as the case may be (the "Successors"),
(A) to buy back from the Successors a certain number of shares of common stock of the Company, $0.02 par value per share ("Common Stock") within a certain period of time following such demand or (B) to register the public offer and sale by such Successors of a certain number of shares of Common Stock; and

         WHEREAS, the parties hereto desire to set forth the terms and conditions that would be applicable in the event that the Company elected to register the public offer and sale by such Successors of shares of Common Stock.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:


                               SECTION 1

                          REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following definitions shall apply:

                  "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

                  The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Section 1.2, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

Registration Expenses shall not include: Selling Expenses or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees of counsel or accountants for the Successors.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

         1.2      REGISTRATION.

(a)                        If at any time the Successors demand, pursuant to
Section 9 of the Employment Agreement, that the Company either buy back or register the public offer and sale of shares of Common Stock, and the Company elects to register the public offer and sale of such shares of Common Stock, the Company shall promptly file a registration statement (the "Registration Statement") providing for the sale by the Successors of such shares of Common Stock (the "Registrable Securities"), shall qualify the offer and sale of the Registrable Securities under applicable state securities laws, and shall use all commercially reasonable efforts to keep such Registration Statement and qualification continuously effective for a period beginning on the effective date of such registration statement and ending on the date the distribution described in the Registration Statement is complete.

(b) The Successors shall have the right to require that such public offer and sale of the Registrable Securities be firmly underwritten by underwriters selected by the Successors (subject to the consent of the Company, which consent will not be unreasonably withheld); provided, however, that if the Company and the Successors are unable to obtain the commitment of such underwriters to firmly underwrite the offer, then, in lieu of registering the public offer and sale of such Registrable Securities, the Company shall buy back such Registrable Securities pursuant to Section 9 of the Employment Agreement.

         1.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to
Section 1.2 shall be borne by the Company; PROVIDED, HOWEVER, that in connection with any registration of securities, the Company shall not be responsible for the fees and costs of counsel or accountants for the Successors.

         1.4 REGISTRATION PROCEDURES. If and whenever the Company elects to effect the registration of Registrable Securities, the Company shall:

                  (a) Prepare and file with the Commission the Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause the Registration Statement to become and remain effective as provided herein.

                  (b) Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by the Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities during the applicable periods as specified in Section 1.2.

                  (c) Furnish to the Successors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities.

                  (d) Notify the Successors at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

                  (e) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of the Common Stock, provided such underwriting agreement contains reasonable and customary provisions.

                  The Successors shall not (until further notice) effect sales of shares covered by the Registration Statement after receipt of telegraphic, telecopied or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus, which correction or updating shall be effected promptly after the giving of such notice.

                  Notwithstanding the foregoing, for a period not to exceed one hundred eighty (180) days, the Company shall not be obligated to prepare and file, or be prevented from delaying or abandoning, or by written notice to the Successors, may suspend the use of the Registration Statement pursuant to this Agreement at any time when the Company, in its good faith judgment, reasonably believes:

                           (i) that the filing thereof, at the time requested, or the offering of Common Stock pursuant thereto, would materially and adversely affect (A) a pending or scheduled public offering or private placement of securities of the Company, (B) an acquisition, merger, consolidation or similar transaction by or of the Company, (C) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (D) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which might be required thereby, or

                           (ii) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

         1.5 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) The Company will indemnify the Successors against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, any prospectus contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Successors for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Successors and stated to be specifically for use therein; PROVIDED, FURTHER, that the Company shall not be liable to the Successors to the extent that any such expense, claim, loss, damage or liability (or action or proceeding, whether commenced or threatened, in respect thereof) results from the fact that Registrable Securities were sold to a person to whom there was not sent or given a copy of the Registration Statement or prospectus (as then amended or supplemented).

                  (b) The Successors will indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Successors and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of the Successors hereunder shall be limited to an amount equal to the net proceeds to the Successors of Registrable Securities sold as contemplated herein.

                  (c)      Each party entitled to indemnification under this
Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.5 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained in this
Section 1.5(c), the Indemnified Party shall have the right to employ its own counsel in any action, claim, litigation, proceeding or investigation, and the fees and expenses thereof shall be borne by the Indemnified Party, unless the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall bear all of such Indemnified Party's legal and other fees and expenses which arise in defense thereof.

In such event, the Indemnifying Party shall not have the right to direct the defense of such action, claim, litigation, proceeding or investigation on behalf of the Indemnified Party.

                  (d)      If the indemnification provided for in this
Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                    SECTION 2

                                  MISCELLANEOUS

         2.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of laws thereof.

         2.2 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF RIGHTS. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Holder and the Successors and their heirs and legal representatives. The rights and benefits of the Holder and the Successors hereunder may not be assigned to a transferee or assignee (other than by will or by laws of descent and distribution), without the consent of the Company.

         2.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holder or the Successors.

         2.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company:                          Blyth, Inc.
                                            100 Field Point Road
                                            Greenwich, CT 06830-6451

                                            Attention:   Vice President
                                                         Human Resources

If to the Holder:                           Mr. Robert B. Goergen
                                            c/o Blyth, Inc.
                                            100 Field Point Road
                                            Greenwich, CT 06830-6451

         2.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Successors (in any capacity hereunder), upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Successors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default or be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Successors (in any capacity hereunder) of any breach or default under this Agreement or any waiver on the part of the Successors of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

         2.6 RIGHTS; SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         2.9 REMEDIES. The parties to this Agreement acknowledge and agree that a breach of any of the obligations of the Company or the Successors set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing set forth in this Agreement may be enforced in equity by a decree requiring specific performance.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.


                                            BLYTH, INC.



                                            By: /s/ Jane Casey
                                               -----------------------------
                                            Title: Vice President
                                                      Human Resources


                                            HOLDER



                                            By: /s/ Robert B. Goergen
                                               -----------------------------
                                                Robert B. Georgen